Exhibit 10.4

FIRST AMENDMENT

TO

STOCKHOLDERS’ AGREEMENT

This FIRST AMENDMENT TO STOCKHOLDERS’ AGREEMENT (the “Amendment”) is made and entered into as of May 6, 2019, by and among F45 Training Holdings Inc., a Delaware corporation (the “Company”), MWIG LLC, a Delaware limited liability company (the “Investor”), Mr. Adam James Gilchrist, an individual (“Gilchrist”), Mr. Robert Benjamin Deutsch, an individual (“Deutsch”) and 2M Properties Pty Ltd (ACN 109 057 383), a proprietary company limited by shares organized and existing under the laws of Australia, as trustee for The 2M Trust (together with Gilchrist and Deutsch, collectively, the “Founders”) (the Founders, together with the Investor and the Company, collectively, the “Parties”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Agreement (as defined below).

RECITALS

A. The Company, the Investor and the Founders are parties to that certain Stockholders’ Agreement, dated as of March 15, 2019 (the “Agreement”).

B. The Parties are entering into this Amendment for the purpose of amending the Agreement in various respects mutually agreed by the Parties, all as set forth herein.

C. Any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Amendment, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Amendments. The Parties hereby agree to amend the Agreement as follows:

(a) The definition of “Co-Sale Pro Rata Portion” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Co-Sale Pro Rata Portion” means with respect to each Transfer of Shares by a Co-Sale Participant pursuant to its Co-Sale Right, a number of Shares equal to the product of (a) the total number of Shares proposed to be Transferred by the Selling Stockholder and subject to such Co-Sale Right multiplied by (b) a fraction, the numerator of which is equal to the sum of the number of Shares then held by such Co-Sale Participant on the date of the Co-Sale Notice and the denominator of which is the sum of the total number of Shares then held by all Co-Sale Participants and the Selling Stockholder on the date of the Co-Sale Notice.”

(b) The definition of “Exempt Transfer” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Exempt Transfer” means (a) with regard to Investor, a transfer by Investor to its direct stockholders, members, partners or other equity holders (i) that is approved by a majority of the Board or (ii) following a Qualified Public Offering (as defined in the Certificate) or immediately prior to, or in contemplation of, a Qualified Public Offering (in each case conditioned upon the consummation of such Qualified Public Offering and the conversion of any such Shares to Common Stock pursuant to Section 4.1(d)(2)(B) of the Certificate) (a “Qualified IPO Exempt Transfer”), or (b) with regard to any Selling Stockholder that is a natural person, upon a transfer of Transfer Stock by such Selling Stockholder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Selling Stockholder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board, or any custodian or trustee of any trust, any partnership or any limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Selling Stockholder or any such family members; provided that in the case of each of clause(s) (a) and (b), the Selling Stockholder shall deliver twenty (20) days prior written notice to the Company of such transfer, and all shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and any permitted transferee shall, as a condition to effectiveness of any transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Selling Stockholder as if an original party hereto (but only with respect to the Transfer Securities so transferred to the transferee), including the obligations of a Selling Stockholder with respect to proposed Selling Stockholder Transfers of such Transfer Stock pursuant to Section 6.4; and provided further in the case of any transfer pursuant to clause (a) or (b) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.”

(c) Section 3.9 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 3.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 2,750,000 shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement and (iii) in the event of the assignment of such rights in connection with a Qualified IPO Exempt Transfer, the exercise of any such rights by any Holder shall be coordinated exclusively by FOD Capital, LLC, a Florida limited liability company (“FOD Capital”), and the Company shall have no obligation to register Registrable Securities pursuant to this Section 3 with respect to any Holder pursuant to any request or exercise of rights not coordinated exclusively by FOD Capital and pursuant to which FOD Capital serves as the sole representative of all such Holders vis-à-vis the Company.”

(d) Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.2 Preferred Director Approval. So long as the holders of Preferred Stock are entitled to designate one or more Preferred Directors, the approval of the Board to take, or to cause any of the Company’s subsidiaries to take, the following actions must include the affirmative vote of the Preferred Director(s):

(a) enter into a material transaction involving the acquisition, sale or license of assets of the Company or any subsidiary thereof in excess of $50 million (other than an Approved Sale);

(b) change the principal business of the Company or its subsidiaries;

(c) settle or compromise a material claim by or against the Company or any subsidiary thereof involving aggregate amounts reasonably expected to exceed $15 million;

(d) incur any aggregate indebtedness in excess of $20 million that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business;

(e) enter into or be a party to any transaction with any director, officer or employee of the Company or its subsidiaries or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s or its subsidiaries’ business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(f) enter into a material transaction with any Affiliate or any Founder; or

(g) cause any of the wholly-owned subsidiaries of the Company to cease to be wholly-owned by the Company.”

(e) Section 6.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms of this Section 6.2, the Investor hereby unconditionally and irrevocably grants to the Company a right, but not an obligation (the “Right of First Refusal”) to purchase all or any portion of the Shares that the Investor may propose to Transfer (the “Transfer Shares”), other than in an Exempt Transfer, at the same price and on the same terms and conditions as those offered to the Person to which the Investor proposes to Transfer such Transfer Shares (the “Prospective Transferee”).”

(f) Section 6.4(b) of the Agreement is hereby amended by the deleting the words “Seller Stockholder” in the first sentence thereof and substituting the words “Selling Stockholder” therefor.

2. Miscellaneous.

(a) Except to the extent specifically amended hereby, the Agreement is unmodified and remains in full force and effect.

(b) The Agreement (including the Exhibits thereto) and this Amendment constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of the Agreement.

(c) The parties may execute this Amendment in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature is as effective as signing and delivering the counterpart in person.

(d) The internal Laws of the State of Delaware (without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any other jurisdiction) govern all matters arising out of or relating to this Amendment and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has set its hand hereto as of the date first written above.

F45 TRAINING HOLDINGS INC.

By:	/s/ Adam Gilchrist
Adam Gilchrist
Co-Chief Executive Officer

Signed by
by Adam James Gilchrist

/s/ Adam James Gilchrist
Signature of Adam James Gilchrist

Signed by
by Robert Benjamin Deutsch

/s/ Robert Benjamin Deutsch
Signature of Robert Benjamin Deutsch

Signed by
2M Properties Pty Ltd (ACN 109 057 383) as trustee for The 2M Trust in accordance with section 127 of the Corporations Act 2001 by the sole director and sole company secretary

/s/ Marc Joseph Mario Marano
Signature of sole director and sole company secretary

[Signature page to Amendment to Stockholders’ Agreement]

MWIG LLC
BY: FOD Capital LLC, its Manager

By:	/s/ Michael Raymond
Michael Raymond
Manager

[Signature page to Amendment to Stockholders’ Agreement]